SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 18, 2001


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)

        NEVADA                      0-12633                    88-0177083
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)

                            110 Cypress Station Drive
                                    Suite 220
                              Houston, Texas 77090
                    (Address or principal executive offices)

                                 (281) 537-9920
                           (Issuer's telephone number)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

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Texoil, Inc.-Page 2

ITEM 5.  OTHER EVENTS

      On January 18, 2001, Texoil, Inc. ("the Company") entered into an Agreement and Plan of Merger ("the Merger Agreement") with Ocean Energy, Inc. and its wholly owned subsidiary, OEI Acquisition Corp. (collectively "Ocean"), pursuant to which Ocean agreed to acquire all of outstanding shares of common stock of Texoil at a price of $8.25 per share and all outstanding shares of Series A convertible preferred stock of Texoil at a price of $18.04 per share. The all-cash transaction is structured as a first step tender offer followed by a cash merger to acquire all remaining shares of Texoil common and preferred stock for approximately $130 million, including debt of $15 million, plus certain other liabilities. Ocean and Texoil issued a joint press release announcing the execution of the Agreement and Plan of Merger.

      As a condition to entering into the Merger Agreement, Ocean required that certain stockholders of Texoil enter into Tender and Voting Agreements or Tender Agreements. Stockholders owning an aggregate of 3,809,032 shares of common stock and 2,801,005 shares of preferred stock on January 25, 2001 (representing approximately 51.4% of the outstanding common stock and 93.6% of the outstanding preferred stock, respectively on January 25, 2001) entered into a Tender and Voting Agreement. Each such stockholder agreed to tender such stockholder's shares in the tender offer and agreed to vote such stockholder's shares in favor of the Merger Agreement and the transactions contemplated thereby and to vote against any alternate acquisition proposal. Such stockholders are also restricted from transferring their shares of stock. In addition, certain other stockholders holding an aggregate of 441,105 shares of common stock and 190,460 shares of preferred stock on January 25, 2001 (representing approximately 6.0% of the outstanding common stock and 6.4% of the outstanding preferred stock, respectively on January 25, 2001) entered into Tender Agreements, pursuant to which such stockholders agreed to tender their shares of stock in the tender offer. The number of shares and their relative percentages disclosed herein are based on outstanding shares including shares issued upon the exercise of warrants and options since the commencement of the tender offer.

      This Form 8-K contains statements which may constitute forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and
Section 21E of The Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 2.3 Agreement and Plan of Merger dated January 18, 2001 among Ocean Energy, Inc., OEI Acquisition Corp. and Texoil, Inc.

      Exhibit 2.4 Tender and Voting Agreement dated January 18, 2001 between Ocean Energy, Inc., OEI Acquisition Corp. and certain shareholders of Texoil, Inc.

      Exhibit 2.5       Tender Agreement dated January 18, 2001 between
                        Ocean Energy, Inc., OEI Acquisition Corp. and certain shareholders of Texoil, Inc.

      Exhibit 99.1      Press release dated January 18, 2001.

---------------

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Texoil, Inc.-Page 3

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: January 26, 2001                    TEXOIL, INC.




                                          By: /s/ FRANK A. LODZINSKI
                                                  FRANK A. LODZINSKI
                                                  Chief Executive Officer and
                                                  President